UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) As previous disclosed, on August 20, 2008, the Board of Directors (the “Board”) of infoGROUP Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation of Settlement”) with the parties named in the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.) (the “Derivative Litigation”).
     As part of the Stipulation of Settlement, George F. Haddix and Vasant H. Raval, each a director of the Company, had agreed to tender their resignations from the Board no later than five days from the date of the Stipulation of Settlement. On August 25, 2008, Drs. Haddix and Raval submitted their resignations to the Company. Their resignations are subject to and will become effective on the date on which the court’s order approving the Stipulation of Settlement (if such approval occurs) and dismissing with prejudice the Derivative Litigation becomes final.
     For more information on the Stipulation of Settlement, please refer to the Company’s Form 8-K/A filed on August 22, 2008 with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
infoGROUP Inc.

By:	/s/ John H. Longwell

John H. Longwell Secretary and Acting Executive Vice President for Business Conduct and General Counsel
Date: August 27, 2008